VA SOFTWARE

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                                 PRESS RELEASE
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              VA SOFTWARE REPORTS SECOND QUARTER FISCAL YEAR 2004
                                     RESULTS

 Second quarter revenue increases 35% and net loss decreases 61% year-over-year

FREMONT, CA--February 24, 2004--VA Software Corporation (Nasdaq: LNUX), provider of the award-winning SourceForge(TM) global development platform, and parent company of OSDN(TM) , the leading network of media and commerce sites serving the Open Source, developer and IT communities, today announced financial results for its second quarter of fiscal year 2004, ended January 31, 2004.

Total second quarter fiscal 2004 revenue grew 35% to $8.9 million, compared to second quarter fiscal 2003 total revenue of $6.6 million. Revenue from the ongoing software and online businesses increased 39% to $8.8 million in second quarter fiscal 2004 from $6.3 million in second quarter fiscal 2003. Total revenue for the six months ended January 31, 2004 was $14.7 million, up 26% compared to $11.6 million for the six months ended January 25, 2003.

On a GAAP basis, the second quarter fiscal 2004 net loss was $1.4 million, or $0.02 per share, compared to last year's second quarter fiscal 2003 GAAP net loss of $3.7 million, or $0.07 per share. The second quarter fiscal 2004 GAAP net loss includes a $641,000 remeasurement of warrant liability credit, $18,000 in restructuring credits and a $3,000 charge for amortization of intangible assets. For the six months ended January 31, 2004, the company's GAAP net loss was $2.7 million, or $0.05 per share, compared to $7.8 million, or $0.15 per share, for the six months ended January 25, 2003.

 As specified in the attached reconciliation of net loss as reported to pro forma net loss, the second quarter fiscal 2004 net loss before non-recurring charges was $2.1 million, or $0.03 per share, compared to last year's second quarter fiscal 2003 net loss before non-recurring charges of $3.4 million, or $0.06 per share. Cash and investments remain strong at $50.3 million as of January 31, 2004.

"We are very pleased with second quarter results. Software revenue grew by 71% over last year's second quarter as we increased our SourceForge Enterprise Edition installed base to 75 customers. OSDN posted record revenues at $7.7 million, up 35% year-over-year in the seasonally strong second fiscal quarter," said Ali Jenab, President and CEO. "In addition to improving our financial results, we continue to enhance and add new functionality to our products. We released SourceForge Enterprise Edition 3.5 to address key challenges related to offshore application development, which we believe is a megatrend. The newly introduced subscription program for OSDN's SourceForge.net provides powerful premium services and enhanced functionality to deliver more manageability and control for development projects on the site."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(888) 428-4470 or (612) 332-0923. A replay of the call will be available for 30 days by dialing (800) 475-6701 or (320) 365-3844; passcode 718795.

Recent Highlights

o Products. SourceForge Enterprise Edition 3.5, announced for shipment during the second quarter of fiscal 2004, incorporates powerful management features to improve visibility and control over multi-site development projects while providing a secure, web-based platform for global team collaboration, coordination, and efficiency. SourceForge 3.5 also includes the SourceForge Collaborative Development Process(TM), a set of collaborative software development best practices and materials that help multi-site teams improve development process maturity and repeatability.

o Customers. During the second quarter of fiscal 2004, VA Software added nine new SourceForge Enterprise Edition accounts, including JP Morgan, Nortel, Pitney Bowes, Verisign, the US Navy Fleet Numerical Meteorology and Oceanography Center, Eaton, SyncEssentials, The Foundry and 3Soft to its installed base. In addition, existing customers including Pfizer, Lockheed Martin, General Atomics, Sandia National Laboratory and the USDA Forest Service purchased additional SourceForge licenses and services.

o OSDN. For the seventh-consecutive quarter, based on composition, OSDN has been named the Number One network for delivering visitors who look for technology news online and for delivering visitors who make software purchases online, according to the Nielsen//NetRatings @Plan Winter 2004 Report. With the recent launch of ITManagersJournal, a new site aimed at top-level IT managers, the relaunch of Linux.com with an enterprise editorial focus, and other site upgrades, OSDN continues to experience steady traffic growth and increased advertising revenue while maintaining its commitment to a community-based technology audience working with a range of platforms and technologies. Traffic to the network has reached an all-time high of 225 million page views, and 12 million unique visitors, every month. This ranks OSDN among the top technology networks both in terms of size and purchasing power. Advertisers and sponsors of the network include Microsoft, IBM, Google, Hewlett-Packard, Intel, Red Hat, Legato, AMD, Interland, Rackspace and Speakeasy.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income and earnings per share exclude amortization of intangible assets and deferred stock compensation, impairment of goodwill, intangible assets and other long-term assets, remeasurement of warrant liability, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is the provider of SourceForge Enterprise Edition, the web-based application that significantly increases a company's return on its investment in software development. SourceForge improves communication, collaboration, and synchronization amongst multi-site team members and gives managers real-time visibility and control over their projects, regardless of location. SourceForge enables higher developer productivity and faster project completion whether teams are in-house, outsourced, onshore or offshore. Major Fortune 1000 firms and more than 750,000 developers use SourceForge technology to power their global development efforts.


About OSDN

OSDN, the Open Source Development Network, Inc., a subsidiary of VA Software, is the most dynamic community-driven IT media network on the web. The cornerstone of the Open Source community, OSDN attracts every level of IT decision maker and buyer, from CTOs to project managers. Technologists, developers and system administrators turn to OSDN sites to create, debate, and make or break IT news, tools, technologies and techniques. OSDN is the home of several popular web sites, including the award winning news discussion site, Slashdot.org, and the world's largest collaborative software development site, SourceForge.net.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding VA's anticipated financial performance and continued progress as a company as well as future trends in software application development (as described, without limitation, in a quotation from management contained in this press release) and the benefits of our products to our customers. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA's success in expanding its SourceForge enterprise software business; VA's success in meeting scheduled product availability dates; VA's ability to achieve and sustain higher levels of revenue; VA's reliance upon strategic relationships with other companies; VA's ability to protect and defend its intellectual property rights; the size and timing of execution of enterprise-level licenses; decreases or delays in online advertising spending; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors.
Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2003 and Form 10-Q for the fiscal quarter ended October 31, 2003, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSDN are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. Slashdot is a registered trademark of the Open Source Development Network, Inc., in the United States and other countries. All other trademarks are property of their respective owners.


Contact:

Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                         Three Months Ended                           Six Months Ended
                                              -----------------------------------------    ---------------------------------------
                                               January 31, 2004       January 25, 2003     January 31, 2004     January 25, 2003
                                              --------------------    -----------------    -----------------    ------------------

Software revenues                                    $  1,183             $    690              $  1,998              $  1,401
Online revenues                                         7,658                5,656                12,609                 9,811
Other revenues                                             15                  214                    46                   423
                                                     --------             --------              --------              --------
     Net revenues                                       8,856                6,560                14,653                11,635

Software cost of revenues                                 541                  470                 1,136                 1,063
Online cost of revenues                                 4,773                3,423                 7,428                 5,734
Other cost of revenues                                   --                   (206)                 --                    (363)
                                                     --------             --------              --------              --------
     Cost of revenues                                   5,314                3,687                 8,564                 6,434

                                                     --------             --------              --------              --------
     Gross margin                                       3,542                2,873                 6,089                 5,201

Operating Expenses:
     Sales and marketing                                2,592                2,325                 4,984                 4,646
     Research and development                           1,716                1,956                 3,543                 4,000
     General and administrative                         1,558                1,936                 2,282                 3,691
     Restructuring costs and other special charges        (18)                (120)                  (35)                 (135)
     Amortization of deferred stock compensation         --                     41                    20                    79
     Amortization of intangible assets                      3                  644                     6                 1,288
                                                     --------             --------              --------              --------
        Total operating expenses                        5,851                6,782                10,800                13,569
                                                     --------             --------              --------              --------
Loss from operations                                   (2,309)              (3,909)               (4,711)               (8,368)
Remeasurement of warrant liability                        641                   --                   641                    --
                                                          237                  237                   563                 1,416
Net loss                                             $ (1,431)            $ (3,672)             $ (2,654)             $ (7,805)
                                                     ========             ========              ========              ========

Basic and diluted net loss per share                 $  (0.02)            $  (0.07)             $  (0.05)             $  (0.15)
                                                     ========             ========              ========              ========

Weighted-average shares outstanding:
Basic and diluted                                      60,355               53,859                58,357                53,786
                                                     ========             ========              ========              ========

Reconciliation of net loss as reported
to pro forma net loss:
                                                         Three Months Ended                           Six Months Ended
                                              -----------------------------------------    ---------------------------------------
                                               January 31, 2004       January 25, 2003     January 31, 2004     January 25, 2003
                                              --------------------    -----------------    -----------------    ------------------

Net loss as reported                                 $ (1,431)            $ (3,672)             $ (2,654)             $ (7,805)
Non recurring charges:
     Restructuring cost and other special charges         (18)                (171)                  (35)                 (188)
     Restructuring costs classified as cost
       of goods                                          --                   (231)                 --                    (412)
     Amortization of deferred stock compensation         --                     41                    20                    79
     Amortization of intangible assets                      3                  644                     6                 1,288
     Remeasurement of warrant liability                  (641)                  --                  (641)                   --
                                                     --------             --------              --------              --------
Net loss before non cash charges                     $ (2,087)            $ (3,389)             $ (3,304)             $ (7,038)
                                                     ========             ========              ========              ========

Basic and diluted net loss per share - pro forma     $  (0.03)            $  (0.06)             $  (0.06)             $  (0.13)
                                                     ========             ========              ========              ========

Weighted-average shares outstanding:
Basic and diluted                                      60,355               53,859                58,357                53,786
                                                     ========             ========              ========              ========

                             VA Software Corporation

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                  January 31, 2004               July 31, 2003
                                                                ---------------------         ---------------------

                                                      ASSETS
Current assets:
  Cash, cash equivalents, and current marketable securities           $  36,611                     $  34,617
  Accounts receivable, net                                                2,932                         1,928
  Inventories                                                               677                           388
  Prepaid expenses and other assets                                       1,447                         1,232
                                                                      ---------                     ---------
      Total current assets                                               41,667                        38,165
Long-term marketable securities                                          13,639                         5,130
Property and equipment, net                                               3,833                         4,267
Goodwill and intangible assets, net                                          15                            21
Other assets                                                              1,015                           912
                                                                      ---------                     ---------
Total assets                                                          $  60,169                     $  48,495
                                                                      =========                     =========

                LIABILITIES, COMMON STOCK SUBJECT TO REGISTRATION RIGHTS AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $     822                     $     863
  Accrued restructuring liabilities                                       3,383                         4,117
  Warrants                                                                1,665                          --
  Accrued liabilities and other                                           4,173                         4,360
                                                                      ---------                     ---------
      Total current liabilities                                          10,043                         9,340
Accrued restructuring liabilities, net of current portion                 9,472                        10,772
Other long-term liabilities                                               1,212                         1,181
                                                                      ---------                     ---------
Total liabilities                                                        20,727                        21,293
                                                                      ---------                     ---------

Common stock subject to registration rights                              12,185                          --
                                                                      ---------                     ---------

Stockholders' equity:
  Common stock                                                               57                            56
  Additional paid-in capital                                            769,544                       766,761
  Deferred stock compensation                                              --                             (20)
  Accumulated other comprehensive gain                                       33                           128
  Accumulated deficit                                                  (742,377)                     (739,723)
                                                                      ---------                     ---------
      Total stockholders' equity                                         27,257                        27,202
                                                                      ---------                     ---------
Total liabilities, common stock subject to registration
rights and stockholders' equity                                       $  60,169                     $  48,495
                                                                      =========                     =========